UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014 (May 7, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-51429	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi'An, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-29-82582638

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, the board of directors of China Housing & Land Development, Inc. (the “Company”) elected Mr. Mingduo Yang as an independent director to the board of directors of the Company (the “Board”) and a member of the Audit Committee and the Nominating and Governance Committee of the Board.

Mr. Mingduo Yang has over 26 years of accounting experience and over 10 years of experience in corporate financing and commercial real estate development and operations. Mr. Yang served as the Vice General Manager of Xi’An Real Estate Development (Group) Co., Ltd., the CFO of Chang An Holding (Group) Co., Ltd., and the Vice General Manager of Shaanxi Maison Mode Co., Ltd. From 2005 to 2008; Mr. Yang was the Controller and CFO of Chang An Information Industry (Group) Co., Ltd. (a Shanghai Stock Exchange listed company) from 1998 to 2005; Mr. Yang worked in Shaanxi Provincial Audit Office from 1988 to 1998.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT INC.

Dated: May 9, 2014	By:	/s/ Pingji Lu
Name: Pingji Lu
Title: Chairman of the Board